UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling Plaza 2 3rd Floor 3545 Factoria Blvd SE
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include the impact new tariffs may have on global trade; our ability to maximize the usage of technology and processes to be more productive; potential changes in the air and ocean market, including when the conflict in the Red Sea ends; and the impact of potential changes to de minims laws. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
Regarding Trump 2.0, what concerns are you hearing from customers? How are things different this time around? Has your perspective changed on the likelihood of increased tariffs and a possible trade war? And is there an upside with regard to additional complexity being good for Expeditors?

Our perspective is that shippers now know what to expect from a Trump administration. Tariffs were certainly a very real issue during his first term, when it often seemed that new rules were being issued nearly every day. But the reality is that many of the tariffs that were implemented during the first Trump administration were continued and, in some cases tightened, under the Biden administration. Historically, complexity has usually been very good for Expeditors. We are experts at helping our customers navigate complex environments.

2.
What made you more productive in Q3? How did you manage to keep incentive compensation costs in check, relative to the significant increase in tonnage and volumes? And given the increase in your operating efficiency, do you need to start adding to headcount?

Our ability to handle increased volumes during the quarter demonstrates the strength of our people, compensation structure, and constant focus on increasing productivity. In the third quarter, we handled more shipments per-person than we did in the same quarter of 2019. Throughout our organization and at all our branches, we are incentivized to maximize the usage of technology and processes to improve the flow of cargo without adding unnecessary headcount. Additionally, we have taken deliberate measures to root out areas of unnecessary, non-operational bloat and re-assign certain individuals to areas where they can be more productive.

We do believe that we are right-sized for our current volumes. As volumes continue to grow, we will need to add staff in the future, however, as we have always said, we think we can continue to drive more productivity, but the productivity gains will be marginal gains.

3.
Do you expect air supply to continue to be tight in 2025?

Generally speaking, yes, in certain areas. But air supply and demand really depends on the individual lane. For instance, as more companies look to broaden and diversify their supply chain, demand for air capacity from Vietnam continues to increase at a faster rate than the increase in passenger demand for flights to and from that country. Because so much air cargo now moves in the belly of passenger aircraft, capacity has not kept pace with demand for space coming out of Vietnam. While the supply and demand imbalance in other lanes may not be as unbalanced, in general we do not see an end to tight air capacity any time soon.

4.
If the Red Sea were to reopen tomorrow, would there be more or less supply chain stress? Would it be good or bad for Expeditors?

Our view is that even if the Red Sea conflict were to end tomorrow, it would still take quite some time before carriers will return and cargo will start to move through that region again. Even if ocean carriers want to resume sailing through the Red Sea, the insurance companies may not allow them to take on that risk. As we note above, complexity is generally good for Expeditors. But the longer the Red Sea conflict continues, the better the marketplace adjusts to the disruption.

It is also important to note that resolution of the Red Sea issues will likely lead to some form of congestion at ports for a period of time. This will be caused by vessels that are sailing around Africa and vessels that transit through the Red Sea arriving at destination ports at the same time. We don’t and won’t know the impact until the Red Sea safely reopens, which will make additional ocean transportation capacity available and could result in decreases in average sell and buy rates.

5.
What is likely to happen if the de minimis laws change and will it be good for Expeditors?

The de minimis exemption is complicated. We whole heartedly support the intent of the law, which is to allow for generally unfettered cross-border movement of small quantities of goods for traveling tourists, as well as clothing samples and similar shipments that do not need a high degree of screening. But we also believe that certain shippers may be violating the spirit of the de minimis laws even as they adhere to the letter of the law. Based on what we know, there is serious government scrutiny focused on how to bring the spirit of the law closer in line with the letter of the law, and we are likely to support those efforts.

For the most part, Expeditors has veered away from the true e-commerce shipments that are relying on the de minimis laws in order to comply with the intent of the law.

Should the de minimis rules change, we believe all shippers will be treated as commercial shippers and further believe this could create additional business opportunities for us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	January 13, 2025	By:	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer